Exhibit 99.1

Innoviva and Sarissa Implement Court Order

Appoints George Bickerstaff, III and Odysseas Kostas, M.D. to the Board

Brisbane, Calif. — December 19, 2017 — Innoviva, Inc. (the “Company” or “Innoviva”) (NASDAQ: INVA) today announced it implemented the Delaware Court of Chancery’s order enforcing the oral settlement agreement with Sarissa Capital Domestic Fund LP and certain of its affiliates (together, “Sarissa”) in connection with the Company’s 2017 annual meeting of stockholders, held on April 20, 2017.  Pursuant to the Court order, the Company has expanded the size of the Company’s Board of Directors (the “Board”) from six to eight members and appointed George Bickerstaff, III and Odysseas Kostas, M.D. as independent directors, bringing the number of independent directors to seven members.  In addition, pursuant to the Court’s order, Sarissa is terminating its previous litigation under Section 220 of the Delaware General Corporation Law.

“We are pleased that this chapter is now behind us, enabling our Board and management team to focus our full attention on growing Innoviva, and continuing to generate value for our investors. It is clear Sarissa, Mr. Bickerstaff and Dr. Kostas see the potential of Innoviva, and we respect their willingness to work collaboratively to drive sustainable shareholder value today and into the future. Our Board remains committed to delivering value to all investors,” said Innoviva Chairman of the Board, William H. Waltrip.

Alexander Denner, founder of Sarissa, stated: “I am happy for the Court’s decision and believe that George and Odysseas will be strong additions to the Company’s Board in the shared goal of enhancing shareholder value. Innoviva’s Board has publicly stated that it respects the Court’s decision, and as a shareholder, I look forward to future productive dialogue.”

Additional Biographical Information

George Bickerstaff, III

Mr. Bickerstaff, 62, currently serves as a Managing Director of M.M. Dillon & Co., LLC, an investment banking firm. Prior to joining M.M. Dillon & Co., LLC, Mr. Bickerstaff held various positions with Novartis International AG, a global leader in pharmaceuticals and consumer health, including Chief Financial Officer of Novartis Pharma AG. Mr. Bickerstaff currently serves on the board of directors of Inovio Pharmaceuticals, Inc., CareDx, Inc. and Cardax, Inc. Mr. Bickerstaff previously served on the board of directors of ARIAD Pharmaceuticals, Inc. until it was acquired by Takeda Pharmaceutical Company Limited in February 2017.

Odysseas Kostas, M.D.

Odysseas Kostas, M.D., 43, is a Partner and Senior Analyst at Sarissa Capital Management LP.  Sarissa Capital focuses on improving the strategies of companies to enhance shareholder value. Prior to joining Sarissa Capital, Dr. Kostas served as a Director at Evercore ISI (formerly ISI), covering the biotechnology and pharmaceutical industries. Previously, he practiced internal medicine as part of the Yale New Haven Health System and was engaged as a consultant to various biotechnology companies. Dr. Kostas currently serves on the board of directors of Enzon Pharmaceuticals.

About Innoviva

Innoviva is focused on bringing compelling new medicines to patients in areas of unmet need by leveraging its significant expertise in the development, commercialization and financial management of bio-pharmaceuticals. Innoviva’s portfolio is anchored by the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and TRELEGY® ELLIPTA®, which were jointly developed by Innoviva and GSK. Under the agreement with GSK, Innoviva is eligible to receive associated royalty revenues from RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®. In addition, Innoviva retains a 15 percent economic interest in future payments made by GSK for TRELEGY®  ELLIPTA® and earlier-stage programs partnered with Theravance BioPharma, Inc.. For more information, please visit Innoviva’s website at www.inva.com.

ANORO®, RELVAR®, BREO® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events, including expected cost savings. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: expected cost savings, lower than expected future royalty revenue from respiratory products partnered with GSK, the commercialization of RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and TRELEGY®  ELLIPTA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives beyond the existing respiratory portfolio); the timing, manner, amount and planned growth of anticipated potential capital returns to shareholders

(including, without limitation, statements regarding Innoviva’s expectations of future purchases under its capital return programs, including the accelerated share repurchase plan and future cash dividends); the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses and other financial items. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2016 and Innoviva’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which are on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Investor Contact:

Eric d’Esparbes

Senior Vice President and Chief Financial Officer

Innoviva, Inc.

650-238-9640

investor.relations@inva.com

Media Contacts:

Abernathy MacGregor

Ina McGuinness

213-630-6550

ina@abmac.com